Exhibit 10.4

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

THIS DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of this [        ] day of [            ] 2011, by and between Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), and [            ] (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals to act as directors and officers;

WHEREAS, increased corporate litigation and investigations have subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms of director and officer liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s certificate of incorporation permits the Company to provide indemnification and advancement rights to directors and officers through bylaw provisions or through agreements with directors and officers, or otherwise, to the extent provided therein;

WHEREAS, the Company’s bylaws require that the Company indemnify its directors and officers as authorized by the General Corporation Law of the State of Delaware (“DGCL”), as amended, under which the Company is incorporated, and such bylaws expressly provide that the indemnification provided therein is not exclusive and contemplate that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions;

WHEREAS, in light of the fact that the certificate of incorporation and bylaws of the Company are subject to change and may not contain all the provisions and protections set forth in this Agreement, the Company has determined that Indemnitee and other directors and officers of the Company may not be willing to serve or continue to serve in such capacities without additional protection; and

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of what is hereby authorized, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Change in Control” means the occurrence of any of the following:

(i) any person other than the Permitted Investors shall become, directly or indirectly, the legal or beneficial owner of, or shall have acquired, directly or indirectly pursuant to any contractual obligation or otherwise, control over or control over the voting rights of, more than 50% of the ordinary voting power represented by the issued and outstanding voting stock of the Company; or

(ii) continuing directors shall cease for any reason other than death or disability to constitute a majority of the members of the board of directors of the Company then in office; or

(iii) any person other than the Permitted Investors or a Subsidiary of the Company shall acquire all or substantially all of the assets of the Company.

For the purposes of this definition and otherwise, the following terms shall have the following meanings, notwithstanding any other definition for any such term in any other provisions of this Agreement: (w) “person” means any “person” as such term is used in the United States Securities Exchange Act of 1934, as amended, including any partnership, limited partnership, syndicate or group of persons that is deemed to be a “person” for purposes of Sections 13(d) and 14(d)(2) of such Securities Exchange Act; (x) “beneficial owner” means any “beneficial owner” under and as defined in Rules 13d-3 and 13d-5 of the United States Securities and Exchange Commission under such Securities Exchange Act; (y) “continuing director” means, at any date of determination, each individual member of the board of directors of the Company who (i) has been a member of such board in the period of twelve successive calendar months last ended prior to such date or (ii) whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors who were continuing directors at the time of such nomination and (z) “Permitted Investors” means (i) CCMP Capital Investors II, L.P. and CCMP Capital Investors (Cayman) II, L.P., (ii) their affiliated co-investment partnerships, (iii) any affiliate of the foregoing, and (iv) any partner or employee of (x) any of the foregoing or (y) any management company managing any of the foregoing.

(b) “Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) as a Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company or (iii) as a director or officer of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section l(b), a director or officer of the Company who is serving or has served as a director or officer of a Subsidiary shall be deemed to be serving as the request of the Company.

(c) “Disinterested Director” means a director of the Company who (i) is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee and (ii) is determined to be “disinterested” under applicable Delaware state law.

(d) “Entity” shall mean any corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan, company, foundation, association, organization or other legal entity, other than the Company.

(e) “Expenses” shall be construed broadly to mean all direct and indirect fees of any type or nature whatsoever, costs and expenses incurred in connection with any Proceeding, including, without limitation, all attorneys’ fees and costs, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by

Indemnitee pursuant to Section 10 of this Agreement), fees and disbursements of experts, witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, filing fees, transcript costs, fees of experts, travel expenses, duplicating, imaging, printing and binding costs, telephone and fax transmission charges, computer legal research costs, postage, delivery service fees, secretarial services, fees and expenses of third party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement), as well as all other “expenses” within the meaning of that term as used in Section 145 of the DGCL and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding.

(f) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(g) “Independent Counsel” means a law firm, or a person admitted to practice law in any State of the United States, that is experienced in matters of corporation law and neither presently is, nor in the past three (3) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h) “Liabilities” shall be broadly construed to mean, without limitation, all judgments, damages, liabilities, losses, penalties, taxes, fines and amounts paid in settlement, in each case, of any type whatsoever, in connection with a Proceeding. References herein to “fines” shall include any excise tax assessed with respect to any employee benefit plan.

(i) “Proceeding” shall be construed broadly to mean, without limitation, any threatened, pending or completed claim, government, regulatory and self-regulatory action, suit, arbitration, mediation, alternate dispute resolution process, investigation (including any internal investigation), inquiry, administrative hearing, appeal, or any other actual, threatened or completed proceeding, whether brought in the right of the

Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

(j) “Subsidiary” shall mean any Entity (1) of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity or (2) as to which the Company otherwise has the power to generally direct the management thereof.

(k) References herein to a director of any other Entity shall include, in the case of any Entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such Entity, that entails responsibility for the management and direction of such Entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

2. Services by Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as either a director on the board of directors of the Company or as officer, as applicable, so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee is removed, terminated, or tenders a resignation.

3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee to the fullest extent permitted, and in the manner permitted, by applicable law as in effect as of the date hereof or as such laws may, from time to time, be amended (but only if amended in a way that broadens the right to indemnification and advancement of expenses) as follows:

(a) Indemnification for Third Party Proceedings. Subject to the exceptions contained in Section 4(a) and Section 6 below, if Indemnitee was or is a party or was or is otherwise involved in or was or is threatened to be made a party or is otherwise involved in any capacity to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company to the fullest extent permitted by the DGCL, as the same may be amended from time to time, against all Expenses and Liabilities actually and reasonably incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such a Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”). In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company is still wholly liable for making any indemnification payments for all Indemnifiable Amounts notwithstanding the payment obligation of such amounts by a third party to the Indemnitee.

(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to the exceptions contained in Section 4(b) and Section 6 below, if Indemnitee was or is a party or was or is otherwise involved in or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses. In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company is still wholly liable for making any indemnification payments for all Indemnifiable Expenses notwithstanding the payment obligation of such amounts by a third party to the Indemnitee.

(c) In the event that any Permitted Investor pays, forwards or otherwise satisfies any Indemnifiable Amounts to an Indemnitee, such amounts shall be promptly reimbursed by the Company to such payor to the extent that such Indemnifiable Amounts were required to be paid by the Company to the Indemnitee pursuant to the terms of the Agreement. Further, for the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Permitted Investor separate from the indemnification obligations of the Company under this Agreement or otherwise. The Company hereby agrees (i) that it is the indemnitor of first resort and that its obligations to the Indemnitee under this Agreement (or any other indemnity provided by the Company) are primary and any obligation of any Permitted Investor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary, (ii) that the Company shall be required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement (or any other indemnity provided by the Company), without regard to any rights the Indemnitee may have against any Permitted Investor, and (iii) that the Company irrevocably waives, relinquishes and releases the Permitted Investor from any and all claims against the Permitted Investor for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Permitted Investor on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company pursuant to this Agreement (or any other indemnity provided by the Company) shall affect the foregoing and the Permitted Investor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company.

4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Section 3(a) and Section 3(b) above in all circumstances other than the following:

(a) Exceptions to Indemnification for Third Party Proceedings. If indemnification is requested under Section 3(a) and there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) Exceptions to Indemnification in Derivative Actions and Direct Actions by the Company. If indemnification is requested under Section 3(b) and

(i) there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) there has been a final non-appealable judgment by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, then no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

(c) For purposes of this Agreement, if the Indemnitee has acted in good faith and in a manner such the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

5. Procedure for Payment of Indemnifiable Amounts.

(a) Subject to Section 9, Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3, Section 6, or Section 7 of this Agreement and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within sixty (60) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case as follows: (i) if a Change in Control shall have occurred and if so requested in writing by the Indemnitee, by Independent Counsel in a written opinion to the Board of Directors; or (ii) if a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of this Section 5(b)), (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, or (D) by the Company’s stockholders in accordance with applicable law. Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board of Directors, then such notice shall be accompanied by a copy of such written opinion. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled (other than sums that were already advanced) shall be made within sixty (60) calendar days after such determination. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based. The Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). If a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of Section 5(b)), then the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred and the Indemnitee shall have requested that indemnification be determined by Independent Counsel, then the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within thirty (30) calendar days after such written notice of selection has been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth the basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof and, following the expiration of sixty (60) calendar days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction in the State of Delaware for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of

Independent Counsel and/or for appointment as Independent Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 5(b) hereof. Upon the due commencement of any Proceeding pursuant to Section 11(e) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6. Indemnification for Expenses if Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that Indemnitee is or was, or is or was threatened to be made, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in defending any Proceeding, Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense of such Proceeding. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding any of the foregoing, nothing herein shall be construed to limit an Indemnitee’s right to indemnification which he or she would otherwise be entitled to pursuant to Section 3 and Section 4 hereof, regardless of the Indemnitee’s success in a Proceeding.

7. Indemnification for Expenses as a Witness. Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 7, regardless of whether the Indemnitee met the standards of conduct set forth in Sections 4(a) and 4(b) hereof.

8. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee was or is a party or was or is otherwise involved or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by reason of Indemnitee’s Corporate Status, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction, from which decision there is no further right to appeal, that Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Indemnifiable Expenses. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest free. The Indemnitee shall be entitled to advancement of Indemnifiable Expenses as provided in this Section 8 regardless of any determination by or on behalf of the Company that the Indemnitee has not met the standards of conduct set forth in Sections 4(a) and 4(b) hereof.

9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation reasonably evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than sixty (60) calendar days after the Company’s receipt of such request.

10. Burden of Proof; Defenses; and Presumptions.

(a) In any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce rights to indemnification or to an advancement of Indemnifiable Expenses hereunder, or in any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove that the Indemnitee is not entitled to be indemnified, or to such an advancement of Indemnifiable Expenses, as the case may be.

(b) It shall be a defense in any Proceeding pursuant to Section 11 hereof to enforce rights to indemnification under Section 3(a) or Section 3(b) hereof (but not in any Proceeding pursuant to Section 11 hereof to enforce a right to an advancement of Indemnifiable Expenses under Sections 8 and 9 hereof) that the Indemnitee has not met the standards of conduct set forth in Section 4(a) or Section 4(b), as the case may be, but the burden of proving such defense shall be on the Company. With respect to any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce a right to indemnification hereunder, or any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances because the Indemnitee has met the applicable standards of conduct, nor (ii) an actual determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standards of conduct, shall create a presumption that the Indemnitee has not met the applicable standards of conduct or, in the case of a Proceeding pursuant to Section 11 hereof brought by the Indemnitee seeking to enforce a right to indemnification, be a defense to such Proceeding.

(c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, in and of itself,

adversely affect the right of the Indemnitee to indemnification hereunder or create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, shall not create a presumption that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is reasonably based on the records or books of account of the Company or other Entity, including financial statements, or on information supplied to Indemnitee by the officers of the Company or other Entity in the course of their duties, or on the advice of legal counsel for the Company or other Entity or on information or records given or reports made to the Company or other Entity by an independent certified public accountant or by an appraiser or other expert selected by the Company or other Entity. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, agent, or employee of the Company or of an other Entity shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s right to indemnification or advancement of Indemnifiable Expenses under this Agreement.

11. Remedies of Indemnitees.

(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 or Section 5 herein or a request for an advancement of Indemnifiable Expenses under Section 8 or Section 9 herein and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court to enforce the Company’s obligations under this Agreement.

(b) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above; provided, however, that to the extent Indemnitee is unsuccessful on the merits in such action then the Company shall have no obligation to reimburse Indemnitee under this Section 11(b).

(c) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(d) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable

Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible

(e) Entitlement to Indemnification; Independent Counsel. In the event that (i) a determination is made pursuant to Section 5 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) if the determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 5(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) of this Agreement within sixty (60) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, (iii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within eighty (80) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, unless an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, in which case the applicable time period shall be seventy (70) calendar days after the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware (or such person appointed by such court to make such determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 5(b) hereof, (iv) payment of indemnification is not made pursuant to Section 6 or Section 7 of this Agreement within twenty (20) calendar days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 6 or Section 7 of this Agreement is not made within sixty (60) calendar days after a determination has been made pursuant to Section 5(b) that the Indemnitee is entitled to indemnification, then the Indemnitee shall be entitled to seek an adjudication by the Court of Chancery of the State of Delaware of the Indemnitee’s entitlement to such indemnification or advancement of Indemnifiable Expenses.

(f) Not Prejudiced by Adverse Determination. In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that the Indemnitee is not entitled to indemnification, any Proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.

12. Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which could reasonably be expected to result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses.

13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(c) No Conflicts. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, does not, and the Company’s performance of its obligations under the Agreement will not violate the Company’s certificate or articles of incorporation, bylaws, other agreements to which the Company is a party to or applicable law.

(d) Insurance. The Company shall use its best efforts to cause Indemnitee, at the Company’s expense, to be covered by such insurance policies or policies providing liability insurance for directors or officers of the Company or of any Subsidiary, if any, in accordance with its or their terms to the same extent as provided to any then-current director or officer of the Company or any Subsidiary under such policy or policies.

14. Contract Rights Not Exclusive; Subrogation. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s bylaws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving in a Corporate Status. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy, given hereunder or now or hereafter existing at law or in equity or otherwise. In the event of any change after the date of this Agreement in any applicable law, statute, or rule that expands the power of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent, or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greatest benefits afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Subject to the provisions of Section 3(c), in the event of any payment to or on behalf of the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

15. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

16. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the bylaws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent, but only to the extent such amendment permits Indemnitee to broader indemnification and advancement rights other than Delaware law permitted prior to the adoption of such amendment.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

18. Modifications and Waiver. Except as provided in Section 16 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

19. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed

(i)	If to Indemnitee, to:

[            ]

(ii)	If to the Company, to:

c/o Francesca’s Collections, Inc.

3480 W. 12th Street

Houston, Texas 77008

Facsimile: [            ]

or to such other address as may have been furnished in the same manner by any party to the others.

20. Governing Law. This Agreement shall be exclusively governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law of such state.

21. Consent to Jurisdiction.

(a) Each of the Company and the Indemnitee hereby irrevocably and unconditionally (i) agrees and consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit, or proceeding that arises out of or relates to this Agreement and agrees that any such action instituted under this Agreement shall be brought only in the Court of Chancery of the State of Delaware (or in any other state court of the State of Delaware if the Court of Chancery does not have subject matter jurisdiction over such action), and not in any other state or federal court in the United States of America or any court or tribunal in any other country; (ii) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waives any objection to the laying of venue of any such action or proceeding in the courts of the State of Delaware; and (iv) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

(b) Each of the Company and the Indemnitee hereby consents to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement in any court of the State of Delaware by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 20 hereof. Nothing herein shall preclude service of process by any other means permitted by applicable law.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

23. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

24. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement, provided, however, that this Agreement is supplement to and in furtherance of the Company’s certificate of incorporation, bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: FRANCESCA’S HOLDINGS CORPORATION

By:
Name:
Title

INDEMNITEE:

By:
Name: [ ]

Signature page to the Director and Officer Indemnification Agreement